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                                                                     Exhibit 5.1

                               Allen Telecom Inc.
                             25101 Chagrin Boulevard
                           Beachwood, Ohio 44122-5687

                                December 26, 2001


Allen Telecom, Inc.
25101 Chagrin Boulevard
Suite 350
Beachwood, OH 44122

Re:  2,271,391 Shares of Common Stock, $1.00 Par Value Per Share

Ladies and Gentlemen:

         I am the General Counsel and Secretary of Allen Telecom Inc., a Delaware corporation (the "Company") and have acted as counsel to the Company in connection with the registration of 2,271,391 shares of Common Stock, $1.00 par value per share, of the Company (the "Shares") to be sold from time to time by the selling stockholders identified in the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement").

         In rendering this opinion, I have examined such documents, records, and matters of law as I have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the qualifications and limitations stated herein, I am of the opinion that the Shares are duly authorized, validly issued, fully paid, and nonassessable.

         My examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly my opinions herein are limited to, the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law. I express no opinion with respect to any other law of the State of Delaware or any other jurisdiction.

         I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement filed by the Company to effect registration of the Shares under the Securities Act of 1933 (the "Act") and to the reference to me under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Very truly yours,

                                          /s/ Laura Meagher

                                          Laura Meagher
                                          General Counsel and Secretary